Exhibit 1

Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary Calgary, Alberta, Canada T2J 7E8
February 22, 2011
Alberta Securities Commission
Authorité des marchés financiers
British Columbia Securities Commission
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Ontario Securities Commission
Prince Edward Island — Securities Office
Saskatchewan Financial Services Commission
Securities Commission of Newfoundland and Labrador
The Toronto Stock Exchange
The New York Stock Exchange, Inc.
Securities and Exchange Commission

Re:	Agrium Inc. Notice of Meeting and Record Date
We are writing pursuant to National Instrument 54-101 “Communication with Beneficial Owners of Securities of a Reporting Issuer” to notify you of the following dates in connection with the Annual General Meeting of Shareholders of Agrium Inc.:

a)	Meeting Type:	Annual Meeting
b)	Securities Entitled to Notice:	Common
c)	Securities Entitled to Vote:	Common
d)	CUSIP Number:	008916108
e)	ISIN Number:	CA0089161081
f)	Record Date for Notice:	March 22, 2011
g)	Record Date for Voting:	March 22, 2011
h)	Beneficial Ownership Determination Date:	March 22, 2011
i)	Meeting Date:	May 10, 2011
j)	Meeting Location:	Calgary, Alberta

Per:	“Gary J. Daniel”
Gary J. Daniel
Corporate Secretary & Senior Legal Counsel